Exhibit 10.21

STOCK OPTION GRANT

Dear Brad Miles (“Optionee”),

Reference is hereby made to (i) the Stock Option Plan of Lightlake Therapeutics Inc. (the “Company”) effective December 15, 2010 (the “Stock Option Plan”), and (ii) the Senior Advisor Agreement dated January 22, 2013, between the Company and Brad Miles (as amended, restated, or otherwise modified from time to time, the “Letter”). Capitalized terms utilized herein shall have the meanings ascribed to them in the Stock Option Plan unless otherwise defined herein.

You have been granted options to purchase Common Stock of the Company (with each share of Common Stock of the Company, a “Share”) as follows:

Board Approval Date:	January 22, 2013

Date of Grant:	January 22, 2013

Exercise Price per Share:	US$0.15

Total Number of Shares Granted:	1,750,000

Total Exercise Price:	Cashless exercise as per the Letter

Type of Options:	Non-Qualified Stock Options

Expiration Date:	January 22, 2018

Termination Period:
These Options may be exercised for a period of five (5) years from the Date of Grant.  Optionee is responsible for keeping track of these exercise periods following termination for any reason of his service relationship with the Company, it being understood that Optionee is entitled to all rights, including compensation and vesting rights, with respect to this Option, as set forth in the Letter.  The Company will not provide further notice of such periods.

Transferability:	These Options may not be transferred, except as permitted by applicable laws and regulations.

Restrictions on Exercise:
These Options may only be exercised between the following dates: (i) the earliest date on which the price per Share has traded at or above US$0.30 for at least three (3) trading days out of any ten (10) consecutive trading days; and (ii) the Expiration Date.  Notwithstanding anything to the contrary contained in any agreement with the Company, it is an absolute condition of the Optionee’s right to exercise any Option that the Optionee be in full compliance with any other agreements between the Optionee and the Company, including without limitation any confidentiality agreements.

Vesting:	100% on January 22, 2013

Following receipt by the Company of evidence and/or an indemnity from the Optionee to the Company in a form reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of these Options or any certificates for representing the Shares underlying these Options and, in the event of mutilation, following the surrender and cancellation of such Options or stock certificate, the Company will make and deliver replacement

Exhibit 10.21

Options or stock certificate of like tenor and dated as of such cancellation, in lieu of these Options or stock certificates, without any charge therefor, it being understood that the making and/or delivery of such replacement Options or stock certificates by the Company will not be unreasonably withheld. Any such replacement Options or stock certificates shall be subject to the same terms, conditions, and restrictions as these Options and any Shares underlying these Options. Subject to the restrictions and requirements of applicable law, these Options are exchangeable at any time for an equal aggregate number of options of different denominations, as reasonably requested by the Optionee surrendering the same, or in such denominations as may be requested by the Optionee (but not exceeding the number of Shares underlying the Options in these Options in the aggregate). No service charge will be made for such registration or transfer, exchange or reissuance. Proportionate adjustments shall automatically be made to both the Exercise Price and number of these Options, and the Restrictions on Exercise, in the event of a stock split, stock dividend, reclassification, recapitalization, or any other increase or decrease in the number of issued Shares of the Company effected without receipt of consideration by the Company, or upon any other event reasonably determined by a majority of the Board of Directors of the Company to justify such adjustments.

To the extent that the terms of the Stock Option Plan differ from the terms of this Notice of Stock Option Grant (the “Notice”), the terms of this Notice supersede the terms of the Stock Option Plan.

By your signature and the signature of the Company’s representative below, you and the Company agree to the terms of these Options.

LIGHTLAKE THERAPEUTICS INC.

/s/ Brad Miles	/s/ Roger Crystal
Optionee	Roger Crystal, Chief Executive Officer